Filed Pursuant to Rule 424(b)(3)

Registration No. 333-282125

PROSPECTUS SUPPLEMENT

To Prospectus dated November 25, 2024

Up to 12,036,988 Shares of Common Stock

Up to 9,098,727 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 11,858,081 Shares of Common Stock Issuable Upon Conversion of Notes

Adagio Medical Holdings, Inc.

This prospectus supplement updates and supplements the information contained in the prospectus dated November 25, 2024 (as may be supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-282125) with the information contained in our Current Report on Form 8-K that was filed with the Securities and Exchange Commission on January 6, 2025 (the “Current Report”). Accordingly, we have attached the Current Report to this prospectus supplement.

The Prospectus and this prospectus supplement relate to the issuance by us of up to an aggregate of 32,993,796 shares of our common stock, $0.0001 par value per share (the “Common Stock”), which consists of (i) up to 7,951,913 PIPE Shares, (ii) up to 670,000 Pre-Funded Warrant Shares, with an exercise price of $0.01 per share (iii) up to 7,528,727 PIPE Warrant Shares, with an exercise price of $10.00 per share issuable upon exercise of the PIPE Warrants at an effective price of approximately $7.10 per PIPE Share, (iv) up to 11,858,081 Convertible Note Shares issuable upon the conversion of those certain 13% senior secured convertible notes, with a conversion price of $10.00 per share, subject to adjustment as provided in the Convertible Security Subscription Agreement, (v) up to 900,000 Convert Warrant Shares issuable upon exercise of the Convert Warrants, with an exercise price of $24.00 per share, subject to adjustment as provided in such warrants (vi) up to 2,354,100 shares issued to the Sponsor, consisting of 499,000 Sponsor Class A Conversion Shares that were initially issued to Sponsor in a private placement as Class A ordinary shares of ARYA at a price of $10.00 per share, 1,500,000 Sponsor Class B Conversion Shares that were initially issued to Sponsor as Class B ordinary shares of ARYA at an effective price of approximately $0.007 per share and exchanged for shares of Common Stock at Closing and 355,100 Sponsor Working Capital Shares that were originally issued to Sponsor as Class A ordinary shares of ARYA upon the conversion of certain convertible promissory notes issued by ARYA at an effective price of $10.00 per share (vii) up to 582,475 shares including 492,475 issued to certain of our affiliates as consideration in connection with the Business Combination at an equity consideration value of approximately $9.23 per share and 90,000 shares issued to the Independent ARYA Directors which were originally issued as Class B ordinary shares of ARYA, valued at approximately $0.007 per share (viii) up to 1,147,500 shares of Common Stock issuable to the Sponsor that are subject to Share Trigger Price Vesting, which were originally issued as Class B ordinary shares of ARYA, valued at approximately $0.007 per share and exchanged for shares of Common Stock at Closing; and (ix) 1,000 shares of Common Stock issuable upon exercise of certain stock options assumed by us in connection with the consummation of the Business Combination held by our Chief Operating Officer with an exercise price of $1.67 per share.

You should read this prospectus supplement in conjunction with the Prospectus. This prospectus supplement is qualified by reference to the Prospectus except to the extent that the information in this prospectus supplement supersedes the information contained in the Prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement. Terms used in this prospectus supplement but not defined herein shall have the meanings given to such terms in the Prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “ADGM”. On January 6, 2025, the last reported sales price of our Common Stock was $1.22 per share.

We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, have elected to comply with reduced public company reporting requirements. This prospectus complies with the requirements that apply to an issuer that is an emerging growth company.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 14 of the prospectus, and under similar headings in any amendments or supplements to the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of the prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 6, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2025

ADAGIO MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42199	99-1151466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26051 Merit Circle, Suite 102 Laguna Hills, CA	92653
(Address of principal executive offices)	(Zip Code)

(949) 348-1188

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ADGM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement

On January 3, 2025, Adagio Medical Holdings, Inc. (the “Company”) and each Buyer (as defined below) entered into a Limited Waiver and Amendment (each, a “Waiver” and collectively the “Waivers”) to (i) the Securities Purchase Agreement, dated as of February 13, 2024 (the “Purchase Agreement”), by and among the Company, ARYA Sciences Acquisition Corp. IV, a company organized under the laws of the Cayman Islands, Adagio Medical, Inc., a Delaware corporation, and the buyers signatory thereto (the “Buyers”), (ii) the Registration Rights Agreement, dated as of July 31, 2024 (the “RRA”), by and among the Company and the Buyers, and (iii) the promissory notes issued on July 31, 2024 pursuant to the Purchase Agreement (the “Notes”) pursuant to which the Buyers waived certain defaults existing under the Purchase Agreement, RRA, and Notes as a result of the Company’s misstated financial statements previously disclosed in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 1, 2024.

Pursuant to the Waivers, the Buyers expressly waive in part (i) Section 2(e) of the RRA, such that the Registration Delay Payment, as defined in the RRA, may be paid in the form of restricted shares, in lieu of payment in cash at a price of $2.00 per share (the “Restricted Shares”), with the Company issuing a total of 183,333 Restricted Shares and (ii) Section 2(d) of the RRA, such that the Company’s filing with the Securities and Exchange Commission (the “SEC”) of a new registration statement no later than February 28, 2025 to cover the Required Registration Amount (as defined in the RRA), including the Restricted Shares, and the SEC’s declaration of effectiveness of such registration statement by the agreed upon deadline, will satisfy in full the Company’s obligations under Section 2(d) of the RRA, as of such filing date, and in each of clause (i) and (ii), upon the satisfaction of the conditions of the Waivers, the Waivers are effective as of December 26, 2024 (the “Effective Date”). As of the Effective Date, the Purchase Agreement and each of the other Transaction Documents (as defined in the Purchase Agreement) were amended to redefine the term “Warrant Shares” to include the Restricted Shares and “Transaction Documents” to include the Waiver.

The foregoing description of the Waivers is not complete and is qualified in its entirety by reference to the full text of the form of the Waiver, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 2, 2025, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, due to the vacancy on the audit committee of the Company’s Board of Directors (the “Board”) following Shahram Moaddeb’s resignation from the Board as disclosed in the Company's Current Report on Form 8-K filed with the SEC on December 23, 2024, the Company is not in compliance with Nasdaq’s audit committee requirements as set forth in Listing Rule 5605.

Under Nasdaq Listing Rule 5605(c)(4), Nasdaq provided the Company a cure period in order to regain compliance as follows: (i) until the earlier of the Company’s next annual shareholders’ meeting or January 2, 2026 or (ii) if the next annual shareholders’ meeting is held before June 30, 2025, then the Company must evidence compliance no later than June 30, 2025.

The Company is in the process of reviewing and evaluating potential options to regain compliance with these continued listing requirements noted above in a manner consistent with the cure period. There can be no assurance that the Company will successfully regain compliance with these continued listing requirements within the applicable cure period.

Cautionary Note Regarding Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this Current Report on Form 8-K other than statements of historical fact are forward-looking statements. Such forward-looking statements include, among other things, statements regarding the Company’s plans to regain compliance with the Nasdaq Listing Rules. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements are based on the Company’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those projected in any forward-looking statements due to numerous risks and uncertainties, including but not limited to, Company’s ability to make changes to its board and committee composition to regain compliance with the Nasdaq Listing Rules. Information regarding the foregoing and additional risks may be found in the section entitled “Risk Factors” in documents that the Company files from time to time with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Limited Waiver and Amendment
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2025

Adagio Medical Holdings, Inc.

By:	/s/ John Dahldorf
Name:	John Dahldorf
Title:	Chief Financial Officer

Exhibit 10.1

LIMITED WAIVER AND AMENDMENT

LIMITED WAIVER AND AMENDMENT (this “Waiver”), dated as of December 26, 2024, to (i) that certain Securities Purchase Agreement, dated as of February 13, 2024 (the “Purchase Agreement”), by and among Adagio Medical Holdings, Inc. (f/k/a Aja Holdco, Inc.), a Delaware corporation (the “Company”), ARYA Sciences Acquisition Corp IV, a company organized under the laws of the Cayman Islands (the “SPAC”, now merged out of existence following the effectiveness of the business combination), Adagio Medical, Inc., a Delaware corporation (the “Target” and together with the Company and the SPAC, the “BC Parties”), and the buyers signatory thereto (the “Buyers”), (ii) that certain Registration Rights Agreement, dated as of July 31, 2024 (the “Registration Rights Agreement”), by and among the Company and the Buyers, and (iii) the Notes (as hereinafter defined) (collectively, the “Waiver Documents”).

W I T N E S S E T H:

WHEREAS, pursuant to the Purchase Agreement, the Company issued and sold promissory notes to the Buyers, including (i) that certain Senior Secured Convertible Note, dated as of July 31, 2024, in the original principal amount of $[●] to [●] (the “[●] Note” (ii) that certain Senior Secured Convertible Note, dated as of July 31, 2024, in the original principal amount of $[●] to [●] (the “[●] Note”), (iii) that certain Senior Secured Convertible Note, dated as of July 31, 2024, in the original principal amount of $[●] to [●] (the “[●] Note”), and (iv) that certain Senior Secured Convertible Note, dated as of July 31, 2024, in the original principal amount of $[●] to [●] (the “[●] Note”, together with the [●] Note and [●] Note, the “Other Notes”, and, together with the [●] Note, each individually, a “Note” and collectively, the “Notes”);

WHEREAS, pursuant to Section 2(d) of the Registration Rights Agreement, in the event the number of shares available under any Registration Statement (as defined in the Registration Rights Agreement) is insufficient to cover all of the Registrable Securities (as defined in the Registration Rights Agreement) required to be covered by such Registration Statement, the Company is required to file a new Registration Statement no later than fifteen days after the necessity therefor arises;

WHEREAS, pursuant to Section 3(a) of the Registration Rights Agreement, the Company is required to keep each Registration Statement effective (and the prospectus contained therein available for use) pursuant to Rule 415 (as defined in the Registration Rights Agreement) for resales by the Investors (as defined in the Registration Rights Agreement) on a delayed or continuous basis at then-prevailing market prices (and not fixed prices) at all times during the Registration Period (as defined in the Registration Rights Agreement), which Registration Period is currently ongoing;

WHEREAS, on November 1, 2024, the Company filed a Form 8-K with the SEC (the “Non-Reliance 8-K”) noting that the previously issued (i) audited consolidated financial statements of the Target as of December 31, 2023 and for the fiscal year ended December 31, 2023, (ii) unaudited condensed consolidated financial statements of the Target as of March 31, 2024 and for the three months ended March 31, 2024 and 2023, and (iii) unaudited condensed consolidated financial statements of the Target as of June 30, 2024 and for the six months ended June 30, 2024 and 2023 (collectively, the “Misstated Financials”) should, in each case, no longer be relied upon with respect to a material misstatement relating solely to the recording of accrued interest in both “Convertible notes payable, current” and “Other accrued liabilities”, which resulted in an overstatement of accrued interest;

WHEREAS, the filing of the Non-Reliance 8-K resulted in the Company’s current Registration Statement no longer being effective and the prospectus contained therein no longer available for use pursuant to Rule 415 for resales by the Investors, resulting in a Maintenance Failure (as defined in the Registration Rights Agreement) (such Maintenance Failure, the “Specified Maintenance Failure”);

WHEREAS, such Specified Maintenance Failure was cured upon post-effective amendment No. 2 to the Registration Statement becoming effective on November 25, 2024;

WHEREAS, pursuant to Section 2(e) of the Registration Rights Agreement, the Company is required to pay to each holder of Registrable Securities relating to the current Registration Statement a Registration Delay Payment (as defined in the Registration Rights Agreement) in an amount in cash equal to one percent (1%) of such Investor’s original principal amount stated in such Investor’s Note on the Closing Date (i) on the date of the Specified Maintenance Failure and (ii) on every thirty day anniversary of the Specified Maintenance Failure, with interest at the rate of one percent (1%) per month (prorated for partial months) until paid in full if such Registration Delay Payments are not made in a timely manner (collectively, the “Specified Payment”);

WHEREAS, pursuant to Section 4(a)(ii) of each Note, Events of Default have occurred as a result of the lapse in the effectiveness of the Company’s current Registration Statement continuing for a period of ten (10) consecutive Trading Days (each such Event of Default, collectively, the “Maintenance Defaults”);

WHEREAS, pursuant to Section 4(a)(vi) of each Note, Events of Default have occurred as a result of a delay in the payment of the Specified Payment on the date of the Specified Maintenance Failure (each such Event of Default, collectively, the “Payment Delay Defaults”);

WHEREAS, the BC Parties made certain representations and warranties to the Buyers regarding the Misstated Financials, specifically including but not limited to those representations and warranties contained in Sections 3(k), 3(ww), and 3B (pursuant to the bringdown of the Target’s representation and warranties under the Business Combination Agreement, specifically including but not limited to Sections 3.4(a), 3.4(b) and 3.23 of the Business Combination Agreement) of the Purchase Agreement (collectively, the “Specified Representations”);

WHEREAS, pursuant to Section 4(a)(xiii) of each Note, Events of Default have occurred as a result of the BC Parties breaching the Specified Representations (each such Events of Default, collectively, the “Representation Defaults”);

WHEREAS, pursuant to Section 4(a)(xviii) of the [●] Note, an Event of Default has occurred with respect to each of the Other Notes (such Event of Default, the “Other Note Defaults”);

WHEREAS, pursuant to Section 4(b) of each Note, the Company is required to deliver an Event of Default Notice to the Buyers within two (2) Business Days following the occurrence of any Event of Default, and the Company failed to provide such notice with respect to the Maintenance Defaults, the Payment Delay Defaults, the Representation Defaults, and the Other Note Defaults prior to the applicable Event of Default Notice Due Date (as defined in the Notes), resulting in Events of Defaults under Section 4(a)(xiii) of each Note (such Events of Default, collectively, the “Notice Defaults” and together with the Maintenance Defaults, the Payment Delay Defaults, the Representation Defaults, and the Other Note Defaults, the “Specified Events of Default”);

WHEREAS, the BC Parties have requested that the undersigned (the “Holder”) (x) accept payment of the Specified Payment in the form of restricted shares of Common Stock of the Company at a price of $2.00 per share (the “Restricted Shares”) in lieu of payment in cash (notwithstanding that the Registration Right Agreement provides that such payments must be made in cash) and (y) waive the Specified Events of Default, and the Holder is willing to do so, subject to the terms and conditions set forth herein; and

WHEREAS, concurrently herewith, the Company has also requested that each of the other Buyers (the “Other Buyers”) enter into waivers in form and substance identical to this Waiver (other than with respect to the payment of the Legal Fee Amount) (the “Other Waivers”, and together with this Waiver, the “Waivers”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Waiver, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Defined Terms. Capitalized terms used but not defined herein (including the preamble and recitals above) shall have the meanings ascribed to them in the Purchase Agreement.

2.	Limited Waiver.

(a)	Notwithstanding anything to the contrary set forth in the Purchase Agreement or any other Waiver Document, effective upon the satisfaction of the conditions set forth in Section 5 hereof, the Holder hereby expressly waives, in part (i) Section 2(e) of the Registration Rights Agreement, such that the Specified Payment in connection with the Specified Events of Default may be paid in the form of Restricted Shares in lieu of payment in cash at a price of $2.00 per share, which aggregate number of Restricted Shares to be issued to the Holder is as set forth on the signature page of the Holder attached hereto, and (ii) Section 2(d) of the Registration Rights Agreement, such that the Company’s filing with the SEC of a new Registration Statement no later than February 28, 2025 to cover the Required Registration Amount as of the Trading Day immediately preceding the date of such filing, which amount shall include the Restricted Shares, and the SEC’s declaration of effectiveness of such Registration Statement by the Effectiveness Deadline for such Registration Statement shall satisfy in full the Company’s obligations under Section 2(d) of the Registration Rights Agreement as of such filing date (clause (i) and (ii) collectively, the “Limited Waiver”), and in each case, upon the Effective Date (as defined below), the Limited Waiver shall be effective as of the date hereof.

(b)	The foregoing Limited Waiver is a limited, one time waiver and (i) shall not constitute or be deemed to constitute a waiver, except as otherwise expressly set forth herein, of (x) any Default or Event of Default which has occurred or exists under the Purchase Agreement or any other Waiver Document or hereafter may occur under the Purchase Agreement or any other Waiver Document, or (y) any term or condition of the Purchase Agreement or any other Waiver Document, (ii) shall not constitute nor be deemed to constitute a consent by the Holder to anything other than the specific purpose set forth herein, (iii) shall not establish a custom or course of dealing among the BC Parties, the Holder and (iv) shall only be relied upon and used for the specific purpose set forth herein. Except as specifically set forth herein, the Holder hereby expressly reserve all of its rights and remedies under the Purchase Agreement, the other Waiver Documents and applicable law.

(c)	Notwithstanding the foregoing, if the payment of the Specified Payment in Restricted Shares would result in the Holder and the other Attribution Parties (as defined in the Warrant) being deemed to beneficially own, in the aggregate, more than the Maximum Percentage (as defined in the Warrant) of shares of Common Stock, any shares of Common Stock in excess of the Maximum Percentage to be paid in Restricted Shares shall be required to be paid in cash.

3.	Amendments and Incorporation of Terms under Transaction Documents. Effective as of the date hereof, the Purchase Agreement and each of the other Transaction Documents (as defined in the Purchase Agreement), are hereby amended as follows (and any such agreements, covenants and related provisions therein shall be deemed incorporated by reference herein, mutatis mutandis, as amended as such):

(a)	The defined term “Warrant Shares” (as defined in the Purchase Agreement) is hereby amended to include the “Restricted Shares” (as defined herein).

(b)	The defined term “Transaction Documents” (as defined in the Purchase Agreement) is hereby amended to include this Waiver.

4.	Issuance of Restricted Shares. On or prior to the Effective Date, the Company shall issue the Restricted Shares to the Holder such aggregate number of Restricted Shares as is set forth on the Holder’s signature page attached hereto, and the Company shall deliver to the Holder a stock certificate (or evidence of book entry, as applicable) of the Company for such aggregate number of Restricted Shares as is set forth opposite on the Holder’s signature page attached hereto, duly executed on behalf of the Company and registered in the name of such Holder or its designee.

5.	Conditions. The effectiveness of this Waiver and the Limited Waiver is subject to the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions precedent shall be referred to herein as the “Effective Date”):

(a)	the execution and delivery of this Waiver by the BC Parties and the Holder;

(b)	the receipt by the Company of the Other Waivers from the Required Holders;

(c)	the Company shall have issued the Restricted Shares to the Holder and the Other Buyers as provided in Section 4 hereof, such issuances being in full satisfaction of the Specified Payment due as a result of the Specified Maintenance Failure;

(d)	the Company shall file with the SEC a new Registration Statement to cover the Required Registration Amount as of the Trading Day immediately preceding the date of such filing and have such Registration Statement declared effective no later than the Effectiveness Deadline for such Registration Statement as provided in Section 2 hereof; and

(e)	the BC Parties shall have paid all other fees, costs and expenses incurred by the Holder and the Other Buyers, including, without limitation, the Legal Fee Amount (as defined below).

6.	Ratifications. Except as otherwise expressly provided herein, each of the Transaction Documents is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

7.	Representations and Warranties.

(a)            Company Bring Down. The BC Parties represent and warrant to the Holder that the representations and warranties of the BC Parties to the Holder as set forth in Section 3 of the Purchase Agreement (as supplemented hereby) are true and correct in all material respects (without duplication of any qualifier as to materiality) on and as of the date hereof as though made on and as of such date, except to the extent that any such representations or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (without duplication of any qualifier as to materiality) as of such earlier date.

(b)            Holder Bring Down. The Holder represents and warrants to the BC Parties that the representations and warranties of the Holder to the BC Parties as set forth in Section 2 of the Purchase Agreement (as supplemented hereby) are true and correct in all material respects (without duplication of any qualifier as to materiality) on and as of the date hereof as though made on and as of such date, except to the extent that any such representations or warranty expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (without duplication of any qualifier as to materiality) as of such earlier date.

8.	Independent Nature of Holder’s Obligations and Rights. The obligations of the Holder under this Waiver are several, and not joint with the obligations of any Other Buyer, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Buyer under any Other Waivers. Nothing contained herein or in any Other Waivers, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and Other Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waivers and the Company acknowledges that, to the best of its knowledge, the Holder and the Other Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver or any Other Waivers. The Company and the Holder confirm that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver, and it shall not be necessary for any Other Buyer to be joined as an additional party in any proceeding for such purpose.

9.	No Material Non-public Information. The Company hereby represents and warrants to the Holder that: (a) nothing in this Waiver, including, without limitation, the transactions contemplated hereby, constitutes material non-public information and (b) as of the time of execution of this Waiver, the Holder is not in possession of any material, nonpublic information received from the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not been publicly disclosed. In addition, the Company acknowledges and agrees that, as of the time of execution of this Waiver, any and all confidentiality or similar obligations, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holder or any of its affiliates, on the other hand, shall terminate and be of no further force or effect. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company.

10.	Miscellaneous Provisions. Section 9 of the Purchase Agreement is hereby incorporated by reference herein, mutatis mutandis.

11.	Counterparts; Facsimile Signature. This Waiver may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Waiver by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow.]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first set forth above.

BC PARTIES:

COMPANY:

ADAGIO MEDICAL HOLDINGS, INC.

By:
Name:
Title:

TARGET:

ADAGIO MEDICAL, INC.

By:
Name:
Title:

[Signature Page to Waiver]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date first set forth above.

HOLDER:

By:
Name:
Title:

Restricted Shares: